Zion Oil & Gas

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Ma'anit #1 Well Status Reports - Historical

Location

Click here for a road map of Israel showing the drilling location.

Daily Drilling Reports

Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown. Click here to view daily drilling reports.

Daily Completion Reports

Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown. Click here to view daily completion reports.

Burning Water

August 9, 2005 - The first photo shows formation water containing a small amount of gas flowing into the pit. The second photo shows Zion President Gene Soltero, Executive Vice-President Glen Perry and Drilling Manager Stacy Cude monitoring well flow during swabbing operations. The third photo shows the swabbing choke manifold. The fourth photo shows the well test tree for swabbing operations. Click any of the thumbnail photos below to see a larger image. Click here to view archived photos and videos of the wellsite.

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

Well Schematic

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